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                             [LETTERHEAD OF KPMG]

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


The Board of Directors

Spectrum Signal Processing Inc.


We consent to the use of our report included in the registration statement on Form F-3 and related prospectus of Spectrum Signal Processing Inc. and the reference to our firm under the heading "Experts" in the prospectus.



     /s/  KPMG LLP
     ---------------------
     Chartered Accountants

     Richmond, Canada
     October 16, 1998